                                                               Exhibit 99.B11(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our reports dated August 9, 1996, in the Registration Statement (Form N-1A) and related Prospectus of The Brinson Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1993 (Registration No. 33-47287) and in this Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6637).


                                  /s/ Ernst & Young
                                  --------------------------------------
                                  ERNST & YOUNG LLP


Chicago, Illinois
April 28, 1997